SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 3, 2013

Derma Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300

Princeton, NJ  08540

(609) 514-4744

(Address including zip code and telephone

number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 3, 2013, Derma Sciences, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Comvita Limited (“Comvita”). Pursuant to the terms of the Subscription Agreement, in return for an investment of USD$7,000,000, the Company subscribed for approximately 2,300,000 new ordinary shares in the capital of Comvita, representing approximately 7.3% of Comvita’s outstanding shares, at a price of NZ$3.90 per share. Comvita agreed to issue such shares to the Company on September 9, 2013 or such later date as the parties may agree. The parties further agreed that, as soon as practicable after the settlement of the purchase of the shares by the Company, Comvita shall appoint Edward J. Quilty, the President and Chief Executive Officer of the Company, as a director of Comvita.

Comvita beneficially owns shares of the Company’s common stock and the Chief Executive Officer of Comvita, Brett Hewlett, is a member of the Company’s Board of Directors.

The Company’s press release announcing its entrance into the Subscription Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Subscription Agreement will be filed as an exhibit to the Company’s upcoming Quarterly Report on Form 10-Q, and the description of the terms of the Subscription Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated September 4, 2013 of Derma Sciences, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA
Executive Vice President, Finance and Chief Financial Officer

Date:  September 5, 2013

Exhibit
Number	Description

99.1	Press Release dated September 4, 2013 of Derma Sciences, Inc.